FIRST AMENDMENT

THIS FIRST AMENDMENT TO LEASE is dated as of December 12, 2006 and is made between CYPRESS SEMICONDUCTOR CORPORATION, as Landlord, and SUNPOWER CORPORATION, as Tenant, to be a part of that certain Office Lease Agreement and all exhibits thereto, dated for reference purposes only as of May 15, 2006.(the “Original Lease”), concerning approximately 43,732 rentable square feet (“RSF”),  located within the Premises stated in the Original Lease. The Premises are located within the Building commonly known as  Building #3, (the “Building”), located at 3939 N. First Street (the “Land”) as shown on the floor plan on Exhibit "A".  (See Section 1.1).

Landlord and Tenant now desire to modify the Original Lease and, in consideration of the mutual promises contained herein and for the other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and tenant hereby agree, intending to be bound thereby, that the Original Lease is modified and supplemented in accordance with the terms and conditions set forth below:

A.  BASIC TERMS: (Page 1 & 2 of the Original Lease Agreement)

Item#7.                           Premises:  “Approximately  43,732 rentable square feet.  The Premises are located within the Building as shown on Exhibit “A” (See  Section 1.1)” shall be changed to:  “Approximately 45,840 rentable square feet.  The Premises are located within the Building as shown on Exhibit “A-1” (See attached Exhibit “A-1”.”
        Item#9.                         Base Rent:                                The Base Rent Table in the Original Lease shall be amended as follows:

Lease Months	Monthly Base Rent / SF	Monthly Base Rent
1-8	$2.16 / SF	$ 94,461
9-12	$2.16 / SF	$ 99,014
13-24	$2.25 / SF	$ 103,140
25-36	$2.34 / SF	$ 107,266
37-48	$2.43/ SF	$ 111,391
49-60	$2.53 / SF	$ 115,975

B.           ARTICLES:

1.	Article 1 Section 1.1- line 7 delete “A”, change to: “A-1”

2.	Article 1 Section 1.1- delete last sentence “The Premises…” shall be changed to:” The Premises shall contain approximately 45,840 square feet.”

3.
Article 2, Section 2.1, Base Rent, the monthly base rent remains up to the 8th month or December 31, 2006 as per Original Lease .  The monthly base rent shall be adjusted to include the additional space rent effective on the 9th month of the Original Lease or January 1, 2007, as shown in the Base Rent Table (b) of the Basic Terms of this First Amendment.

C.           EXHIBITS

4.	Exhibit “A”, the Floor Plan shall be amended as shown in Exhibit “A-1” of the First Amendment.

5.
In the event of any inconsistency between this First Amendment and the Original Lease, the terms in this First Amendment shall prevail.  Except as modified herein, the Original Lease remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first set forth above.

Signed, sealed and delivered in the presence of:	CYPRESS SEMICONDUCTOR CORP:

By: /s/ NEIL H. WEISS
Name:	Name: Neil H. Weiss
(Print or Type Name)	Title: Vice President Treasurer

Name:
(Print or Type Name)	Dated: 2/27/07

SUNPOWER CORPORATION:

By: /s/ E. HERNANDEZ
Name:	Name: E. Hernandez
(Print or Type Name)	Title: CFO

Name:
(Print or Type Name)	Dated: 2/27/07

EXHIBIT "A-1"
FLOOR PLAN